Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

THIS LOAN AGREEMENT AND PROMISSORY NOTE PROVIDES FOR SINGLE LUMP SUM OR “BALLOON” PAYMENT OF PRINCIPAL AMOUNT LOANED. THIS OBLIGATION IMPOSES A SIGNIFICANT FINANCIAL BURDEN ON BORROWER.

LOAN AGREEMENT AND PROMISSORY NOTE

THIS LOAN AGREEMENT AND PROMISSORY NOTE (the “Loan Agreement and Note”), dated and effective as of September 28, 2023 (“Effective Date”), is made by Alset International Limited, a Singapore corporation (hereinafter, known as “LENDER”) and Value Exchange International, Inc., a Nevada corporation (hereinafter, known as “BORROWER”).  BORROWER and LENDER may also be individually known herein as a “Party” and collectively be known herein as “the Parties”.

PROMISSORY NOTE

FOR VALUE RECEIVED, BORROWER promises to repay to the order of LENDER or his assignee, the sum of FIVE HUNDRED THOUSAND U.S. DOLLARS AND NO CENTS (USD$500,000.00) (“Principal”) together with simple annual interest at the rate of EIGHT PERCENT (8%) per annum (“Interest”) and do so in strict accordance with the following terms and conditions.

ADDITIONAL LOAN TERMS

Intending to be legally bound and as additional terms and conditions of the Promissory Note, the BORROWER and LENDER further agree to the following terms and conditions:

A. Principal Loan Amount: The principal amount of the loan made under this Loan Agreement and Note is the Principal. Within five (5) business days after the Effective Date, LENDER shall loan and transmit the entire Principal, being FIVE HUNDRED THOUSAND U.S. DOLLARS AND NO CENTS (USD$500,000.00), to BORROWER, which amount shall be wired transferred within the seven (7) business days after the Effective Date to the BORROWER’s bank account set forth in Attachment One hereto (“BORROWER’s Account”). “Business days” means any weekday (Monday through Friday) on which the banks in Hong Kong SAR are open for business on regular business hours.

B. Loan Repayment Terms. BORROWER will pay the Principal and Interest accrued on the Principal to LENDER in accordance with the following schedule:

1) Principal will be paid in a single lump sum payment on or by the six-(6)-month anniversary of the Effective Date (hereinafter referred to as the “Maturity Date”); and

2) Interest accrued on Principal shall be paid on the last business day on a calendar monthly basis with initial accrued Interest payments commencing on the Effective Date.

3) Borrower shall have the right to prepay all or any portion of the Principal and Interest accrued on the Principal, without penalty, upon ten (10) days’ notice to the Lender.

C. Collateral; No Conversion. This Principal and Interest accrued thereon are unsecured and may not be converted into any securities of the BORROWER.

D. Method of Loan Payment. The BORROWER shall make all payments called for under this Loan Agreement and Note by electronic transfer in cash to the LENDER’s bank account set forth in Attachment One hereto (“LENDER’s Account”), payable to LENDER or his assignee.

E. Default. The occurrence of any of the following events shall constitute a default under and material breach of this Loan Agreement and Note by the BORROWER:

1) BORROWER’S failure to pay the Principal in full on the Maturity Date, or pay the accrued Interest on Principal on the date required under paragraph B of this Loan Agreement and Note.

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2) BORROWER seeks an order of relief from creditors under the bankruptcy laws of Hong Kong SAR or the United States of America and the petition for relief is not dismissed or withdrawn within sixty (60) days of filing, and the LENDER shall be immediately notified in writing.

3) A tax lien by a governmental authority with competent jurisdiction is filed against the assets of BORROWER and the tax lien is for an obligation in excess of Five Hundred Thousand U.S. Dollars and No Cents (USD$500,000.00), and the LENDER shall be immediately notified in writing.

4) BORROWER’s Board of Directors and BORROWER’s shareholders approve a resolution to completely dissolve the BORROWER, and the LENDER shall be immediately notified in writing.

5) BORROWER ceases to conduct operations for more than ninety (90) consecutive days and the cessation of operations is not due to circumstances beyond BORROWER’s control, and the LENDER shall be immediately notified in writing.

6) BORROWER’s operating subsidiaries listed in Attachment Two hereto (“operating subsidiaries”) assign all or substantially all of their aggregate operating assets for the benefit of their creditors and the assignment is not in accordance with an agreement or plan approved by the BORROWER as a shareholder or partner or member of the operating subsidiaries, and the LENDER shall be immediately notified in writing.

7) A civil judgment is orders or granted by a court of competent jurisdiction in favor of a third party against the BORROWER in a judgment amount in excess of FIVE HUNDRED THOUSAND U.S. DOLLARS AND NO CENTS (USD$500,000.00) and that civil judgment is not settled, paid in full, waived or appealed by BORROWER within sixty (60) days of entry of judgment by the court, and the LENDER shall be immediately notified in writing.

F. Additional Provisions Regarding Default.

1) Default Notice. Addressee and Address to which LENDER is to give BORROWER written notice of default is the person listed as the BORROWER’s chief executive officer at the address in the BORROWER’s most recent Form 10-K Annual Report filed with the U.S. Securities and Exchange Commission (“SEC”) listed as the principal executive offices of BORROWER, or as that addressee and that address are listed in the most recent Annual Report and List filed with the Secretary of State of State of Nevada.

If BORROWER gives written notice to LENDER of a change of address at least ten (10) days prior to the change of address, the LENDER shall use that new address for giving notice of default (or any other notice called for herein) to BORROWER.

2) Cure of Default.  Upon default, LENDER shall give BORROWER written notice of default.  Mailing of the written default notice by LENDER to BORROWER shall be sent by a recognized international courier (with adult receipt signature required) shall constitute prima facie evidence of delivery.  BORROWER shall have THIRTY (30) days after receipt of written notice of default from LENDER to cure said default.  In the case of default due solely to BORROWER’S failure to make timely payment required under this Loan Agreement and Note, BORROWER may cure the default by making full payment of the past due amount. A default by BORROWER which is not cured within THIRTY (30) days after receiving a written notice of default from LENDER constitutes a material breach of this Loan Agreement and Note by BORROWER.

3) Penalty for Late Payment.  There shall also be imposed upon BORROWER a SIXTEEN PERCENT (16%) for any late payment of amounts due under this Loan Agreement and Note, which shall be computed upon the amount of the past due amounts owed LENDER under this Loan Agreement and Note.

4) Indemnification of Attorney’s Fees and Out-of-Pocket Costs.  Should any Party materially breach this Loan Agreement and Note, the non-breaching party shall be indemnified by the breaching Party for its or his reasonable attorney’s fees and out-of-pocket costs which in any way relate to, or were precipitated by, the breach of this Loan Agreement and Note.  The term “out-of-pocket costs”, as used herein, shall not include lost profits or interest thereon.

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G. Remedies upon Default. Upon the occurrence and during the continuance of a default under paragraph E above and that is not timely cured in accordance with this Loan Agreement and Note, or waived by LENDER, all unpaid Principal, Interest accrued thereon and all late charges for past due sums due hereunder shall become immediately due and payable to LENDER.

H. Certain Terms Defined. “Person(s)” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or county or provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Law(s)” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case whether or not having the force of law. “Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable governmental authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Material Adverse Effect” means (i) a material adverse change in, or a material adverse effect upon, the financial condition of the BORROWER and its operating subsidiaries, taken as a whole; (ii) a material impairment of the ability of the BORROWER to perform its obligations under any loan agreement to which it is a party; or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against the BORROWER of any loan agreement to which it is a party.

I. Representations.

(1) BORROWER represents to LENDER as follows:

a) Existence, Qualification and Power. The BORROWER (a) is duly organized or formed, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Loan Agreement and Note.

b) Authorization; No Contravention. The execution, delivery and performance by the BORROWER of this Loan Agreement and Note have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Organization Documents of the BORROWER, (b) conflict with or result in any breach or contravention of any material contractual obligation to which the BORROWER is a party or that is affecting the BORROWER or the properties of the BORROWER; or (c) violate any Laws, except in any case for clauses (a), (b) or (c) where such violations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by, or enforcement against, the BORROWER of this Loan Agreement and Note other than (a) those that have already been obtained and are in full force and effect and (b) approvals, consents, exemptions, authorizations, actions and notices the absence of which would not reasonably be expected to result in a “Material Adverse Effect” (as defined herein)..

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d) Binding Effect. This Loan Agreement and Note will have been duly executed and delivered by the BORROWER. This Loan Agreement and Note constitutes will constitute a legal, valid and binding obligation of the BORROWER, enforceable against the BORROWER in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Principal and Interest accrued thereon is a valid corporate debt of BORROWER.

e) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the BORROWER, threatened in writing, at law, in equity, in arbitration or before any governmental authority, by or against the BORROWER or any of its subsidiaries that (a) either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and that has not been publicly disclosed prior to the Effective Date, or (b) purport to enjoin or restrain the execution or delivery of this Loan Agreement and Note, or any of the transactions contemplated hereby.

f) Investment Company Act. The BORROWER is not and is not required to be registered as an “investment company” under the Investment Company Act of 1940.

g) Compliance with Laws. Each of the BORROWER and its operating subsidiaries is in compliance in all material respects with the requirements of all Laws, except in such instances in which (a) such requirement of Laws is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

h) Anti-Corruption. (a) Neither the BORROWER nor any of its operating subsidiaries is in violation of the United States Foreign Corrupt Practices Act of 1977, or other similar anti-corruption legislation in other jurisdictions applicable to the BORROWER or any operating subsidiary from time to time, the effect of which is or would reasonably be expected to be material to the BORROWER and its operating subsidiaries taken as a whole and (b) the BORROWER has instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.

i) Sanctions. Neither the BORROWER nor any of its operating subsidiaries, nor, to the knowledge of the Borrower, any director, officer or (other than with respect to clause (c) below) employee thereof, is an individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, or any similar list enforced by the United States federal government (including OFAC), or (c) located, organized or resident in a Designated Jurisdiction.

j) Financial Statements. BORROWER’s financial statements, as set forth in its filings with the SEC, are complete and accurate as of the dates stated and as required and to the extent required by applicable U.S. accounting standards.

k) Use of Proceeds. The sums loaned under this Loan Agreement and Note shall be used for general working capital, including expansion of operations and offices of the BORROWER and payment of Interest accrued hereunder on Principal.

2) Representations by LENDER. LENDER represents to BORROWER as follows:

a) LENDER represents to BORROWER that the money used to make the loan under this Loan Agreement and Note is from personal sources and not borrowed from any Governmental Authority, bank or financial institution. Further, LENDER represents to BORROWER that there is no lien on sums loaned hereunder and no third party restrictions on the making of the loan under this Loan Agreement and Note.

J. Integration. This Loan Agreement and Note, including the attachments herein as incorporated by reference, sets forth the entire agreement between the Parties with regard to the subject matter hereof.  All prior agreements, representations and warranties, express or implied, oral or written, with respect to the subject matter hereof, are superseded by this Loan Agreement and Note.  This is an integrated agreement and promissory note. Attachments One and Two hereto are incorporated herein by reference.

K. Severability. In the event any provision of this Loan Agreement and Note is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Loan Agreement and Note so as not to cause the invalidity or unenforceability of the remainder of this Agreement.  All remaining provisions of this Loan Agreement and Note shall then continue in full force and effect.  If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by Laws.

L. Modification. Except as otherwise provided in this this Loan Agreement and Note, this Loan Agreement and Note may be modified, superseded, or voided only upon the written and signed agreement of the Parties.  Further, the physical destruction or loss of this Loan Agreement and Note shall not be construed as a modification or termination of the agreements contained herein.

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M. Exclusive Jurisdiction for Suit in Case of Breach. Any action or proceeding arising out of or relating to this Loan Agreement and Note shall be brought in the courts of Singapore (“Singapore Courts”), and each of the Parties (hereto or thereto) irrevocably submits to the exclusive jurisdiction of the Singapore Courts in any such action or proceeding, waives any objection it or he may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the action or proceeding shall be heard and determined only by Singapore Courts and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court or courts. The Parties agree that any of them may file a copy of this paragraph M with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties (hereto and thereto) irrevocably to waive any objections to venue or to convenience of forum. Process in any action or proceeding referred to in the first sentence of this paragraph M may be served on any party to this Loan Agreement and Note anywhere in the world.

N. Governing Law. This Loan Agreement and Note shall be interpreted under, and governed by, the laws of Singapore, without reference to any conflict or choice of law rules or doctrines of Singapore.

O. Counterparts. This Loan Agreement and Note may be executed by one or more of the Parties on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument and agreement. Delivery of an executed counterpart to this Loan Agreement and Note by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof. Each Party agrees that the electronic signatures, whether digital or encrypted, of the Parties are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature and, when used elsewhere in this Loan Agreement and Note, “electronic transmission,” means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a Party with the intent to sign such record, including facsimile or email electronic signatures.

P. SEC Filing. Parties agree, understand and acknowledge that the BORROWER is obligated to report this Loan Agreement and Note in a filing with the SEC and file a copy of this Loan Agreement and Note with that filing. BORROWER will redact bank account information of LENDER and BORROWER from this Loan Agreement and Note filed with the SEC.

Q. Benefit. The provisions of this Loan Agreement and Note shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns permitted hereby, except that the BORROWER may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the LENDER. LENDER may assign or otherwise transfer any of its rights or obligations hereunder upon thirty (30) days’ prior written notice to BORROWER, but only to an assignee who signs an amendment to this Loan Agreement and Note that is acceptable to BORROWER and does so concurrently with the assignment by LENDER. Nothing in this Loan Agreement and Note, whether express or implied, is intended to: (1) confer any benefits, rights or remedies under or by reason of this Loan Agreement and Note on any Persons other than the Parties and their respective permitted successors and assigns; (2) relieve or discharge the obligation or liability of any Person not an express party to this Loan Agreement and Note; or (3) give any Person not an express party to this Loan Agreement and Note any right of subrogation or action against any Party to this Loan Agreement and Note.

R. Survival of Representations and Warranties. All representations and warranties made hereunder or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties shall continue in full force and effect as long as any amount of Principal or Interest accrued thereon shall remain unpaid, but shall expire upon payment in full of those amounts.

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S. No Waiver; Cumulative Remedies; Enforcement. No failure by LENDER to exercise and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Agreement and Note, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Laws. Without limiting the generality of the foregoing, the execution and delivery of this Loan Agreement and Note shall not be construed as a waiver of any default by the LENDER.

T. Definitions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Loan Agreement and Note) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Agreement and Note), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import shall be construed to refer to this Loan Agreement and Note in its entirety and not to any particular provision thereof, (iv) all references in this Loan Agreement and Note to Articles, paragraphs, Sections, Exhibits and Schedules shall be construed to refer to Articles, paragraphs and Sections of, and Exhibits and Schedules to, the Loan Agreement and Note, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

U. Captions and Section References. The headings used in this Loan Agreement and Note are for convenience only and shall not affect the interpretation of this Agreement. Unless indicated otherwise, section references herein are to sections of this Loan Agreement and Note.

V. Construction of Agreement. The Parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Loan Agreement and Note. In cases of uncertainty this Loan Agreement and Note shall be construed without regard to which of the Parties caused the uncertainty to exist or that one Party drafted most or specific provisions of this Loan Agreement and Note.

W. Relationship. The relationship of the Parties is determined solely by the provisions of this Loan Agreement and Note. The Parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

X. Promissory Note. This Loan Agreement and Note is a promissory note as well as legally binding agreement.

Y. Commercial Loan. The loan made under this Loan Agreement and Note is a commercial loan and not a consumer loan.

Z. Notices. All notices, consents, requests, approvals, demands, or other communication by any Party to this Loan Agreement and Note must be in writing and shall be deemed to have been validly served, given, or delivered: (1) upon the earlier of actual receipt and five (5) business days after deposit in the Hong Kong SAR mail, registered or certified mail and return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail and with confirmation of receipt by BORROWER; (c) three (3) business days after deposit with a reputable overnight courier with all charges prepaid and receipt signature required; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the Party to be notified and sent to the address or email address indicated below; provided that, for clause (b), if such notice, consent, request, approval, demand or other communication is not sent during the normal business hours of the recipient, it shall be deemed to have been sent at the opening of business on the next business day of the recipient. Either Party may change its mailing or electronic mail address by giving the other Party written notice thereof in accordance with the terms of this paragraph Z. Addresses for notices are:

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BORROWER: Value Exchange International, Inc.; Address: Unit 602, Block B, 6 Floor, Shatin Industrial Centre, 5-7 Yuen Shun Circuit, Shatin, N.T., Hong Kong SAR; Telephone: (852) 2950 4288; Facsimile: (852) 2950 4090; Email: 65.VEII.CG@value-exch.com; ATTN: Chief Executive Officer.

LENDER: Alset International Limited; Address: 9 Temasek Boulevard #16-04, Suntec Tower Two, Singapore 038989; Telephone: (65) 6333 9181; Email: danny@alsetinternational.com; Facsimile: NA; ATTN: Danny Lim, Executive Director.

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, BORROWER and LENDER affix their signatures hereto.

BORROWER: Value Exchange International, Inc.

By:	/s/ Tan Seng Wee
Tan Seng Wee, Chief Executive Officer

LENDER: Alset International Limited

By:	/s/ Danny Lim
Danny Lim, Executive Director

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[REDACTED INFORMATION *****]

ATTACHMENT ONE: BORROWER’s Account and LENDER’s Account

BORROWER’s ACCOUNT

Bank Name: [*******]

Bank Address: [******]

Bank Telephone: [******]

Bank Email: [******]

ATTN: [******]

Name of Accountholder: Value Exchange Int’l (China) Limited

Address of Accountholder: Unit 602, Block B, 6 Floor, Shatin Industrial Centre, 5-7 Yuen Shun

Circuit, Shatin, N.T., Hong Kong

Telephone of Accountholder: (852) 29504288

Account Number:

ABA Routing or similar number: N/A

SWIFT #: [*******]

LENDER’s Account

Bank Name:[ *******]

Bank Address: 80 Raffles Place, UOB Plaza, Singapore 048624

Bank Code: [******]

Branch Code: [******]

Name of Accountholder: Alset International Limited

Address of Accountholder: 9 Temasek Boulevard #16-04, Suntec Tower Two, Singapore 038989

Telephone of Accountholder: (65) 63339181

USD Account Number:

ABA Routing or similar number: N/A

SWIFT #: [*********]

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ATTACHMENT TWO: BORROWER’s operating subsidiaries

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